UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2010

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2010, Ajit Manocha notified Spansion Inc. (the “Company”) of his resignation as Executive Vice President, Worldwide Operations, effective February 28, 2010, to pursue other interests.

Item 7.01	Regulation FD Disclosure.

The information in Items 7.01 and 9.01 of this Report, including Exhibit 99.1, is furnished pursuant to the requirements of Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

As previously reported, on March 1, 2009 (the “Petition Date”), the Company, Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International, Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On January 8, 2010, the Company announced that it reached an agreement in principle with Spansion Japan Limited (“Spansion Japan”), the Company’s former indirectly wholly owned subsidiary, to acquire Spansion Japan’s distribution business and to obtain foundry services, including wafer and sort services, from Spansion Japan (the “Distribution and Services Transaction”). The agreement would also resolve a dispute between the Company and Spansion Japan relating to wafers purchased pursuant to a pre-petition foundry agreement during the period from February 9, 2009 (20 days prior to the Petition Date) through October 27, 2009 (the date when the Company and Spansion Japan mutually agreed to wafer pricing terms through executed purchase orders). The agreement between the Company and Spansion Japan remains subject to completion of definitive agreements and approval of the Bankruptcy Court and the Tokyo District Court. The definitive agreements are expected to be filed with the Bankruptcy Court by January 15, 2010, and will be evaluated at a hearing scheduled for January 29, 2010.

The Company, through its subsidiary Spansion LLC, currently expects to enter into six definitive agreements with Spansion Japan that would provide the following:

(1) Spansion LLC will pay to Spansion Japan $45 million to be paid as follows: $10 million on March 31, 2010; $12.5 million on June 30, 2010; $12.5 million on September 30, 2010; and $10 million on December 31, 2010; provided, however, that these amounts are not applicable to any wafers purchased by Spansion LLC from Spansion Japan pursuant to purchase orders during the period commencing on October 28, 2009 and ending on January 8, 2010 (the “P.O. Purchases”); provided, further, that the P.O. Purchases will be settled in accordance with the terms of those purchase orders.

(2) Upon completion of the definitive agreements, the Company, Spansion LLC and Spansion Japan will promptly file with their respective bankruptcy courts all pleadings or papers as may be necessary to obtain approval of the definitive agreements from those courts.

(3) The effectiveness of the definitive agreements will be conditioned upon: (i) receipt of the consent of GE Financial Services Corporation (“GE Finance”) (the principal secured creditor of Spansion Japan) for the definitive agreements; (ii) GE Finance withdrawing and/or consenting to the withdrawal of all claims, pleadings and papers filed by GE Finance in the Chapter 11 Cases; and (iii) confirmation of the Company’s and Spansion LLC’s plan of reorganization by the Bankruptcy Court.

(4) Spansion LLC will support Spansion Japan’s reorganization plan in Spansion Japan’s corporate reorganization proceeding.

(5) Spansion LLC will purchase from Spansion Japan (i) a minimum of 200,000 wafers in the aggregate over six quarters at a price of 50,000 Yen per unsorted wafer, and (ii) sort services during the six quarter period with both sort services and wafer production subject to normal and customary foundry performance conditions.

(6) In consideration and upon receipt of a payment of 500 million Yen or the U.S. dollar equivalent of 500 million Yen (calculated and payable as of the date no later than three business days following approval of the definitive agreements), Spansion Japan will provide to Spansion LLC technical support and data for a period of up to 18 months relating to any request for specifically-identified information that is within the possession or control of Spansion Japan and that Spansion LLC cannot reasonably procure without the assistance of Spansion Japan, including but not limited to, 45 nanometer and 65 nanometer process and recipe data, and customer qualification of 110 nanometer process.

(7) Spansion LLC and Spansion Japan will enter into an intellectual property license agreement with an initial term of two years, with three one-year renewal periods.

(8) Spansion LLC will purchase Spansion Japan’s distribution and research and development business located in Kawasaki, Japan for approximately $12.5 million.

(9) Spansion LLC and Spansion Japan will agree on the temporary continuation and ultimate termination of certain technology and other support services.

(10) Spansion LLC and Spansion Japan will return all probe cards owned by the other party to such other party upon the termination of the arrangement for sort services provided to Spansion LLC.

In a hearing before the Bankruptcy Court on January 8, 2010, a representative of GE Finance, the agent for Spansion Japan’s syndicate of secured lenders, announced their support for the definitive agreements, subject to final approval of the syndicate members.

The claims of the Company and Spansion LLC against Spansion Japan arising prior to February 9, 2009 are excluded from the definitive agreements and will be deemed allowed unsecured nonpriority claims in the bankruptcy proceeding of Spansion Japan, but not entitled to receive any distribution on account of such claims, and the Company and Spansion LLC will agree to vote such claims in favor of Spansion Japan’s plan of reorganization.

Spansion Japan will retain its rejection damage claims against the Company and Spansion LLC in respect of the rejection of the pre-petition foundry agreement or the rejection of any other executory contract or agreement between Spansion LLC and Spansion Japan (collectively, the “Rejection Damage Claims”). The Company and Spansion LLC (on behalf of themselves and their bankruptcy estates) will retain all of their rights and defenses against the Rejection Damage Claims, including, but not limited to, (i) any liability that Spansion Japan may have to Spansion LLC under chapter 5 of the Bankruptcy Code and (ii) their rights to argue that they are entitled to reduce the Rejection Damage Claims by up to $85 million on account of certain pre-petition claims against the Rejection Damage Claims. In addition, Spansion Japan will retain all of its rights and defenses to oppose any claim or defense to the Rejection Damage Claims, including, but not limited to, under chapter 5 of the Bankruptcy Code or Spansion LLC’s alleged right to reduce the Rejection Damage Claims by up to $85 million on account of certain pre-petition claims by Spansion LLC or any other party in interest in Spansion LLC’s bankruptcy case.

Assuming the agreement in principle is finalized and approved, the Company expects it will result in a negative impact of $21 million and $14 million on EBITDA for fiscal years 2010 and 2011 to the Company’s base case financial plan disclosed in the Company’s Report on Form 8-K filed in July 2009.

The preceding description of the definitive agreements is qualified in its entirety by reference to the full text of the definitive agreements, which the Company intends to file as exhibits to a future report following execution of the definitive agreements.

On January 8, 2010, the Company issued a press release regarding the Distribution and Services Transaction, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 8, 2010.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 11, 2010	SPANSION INC.

	By:	/s/ RANDY W. FURR
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 8, 2010.

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